Exhibit 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 11, 2023, with respect to the consolidated financial statements of Newcrest Mining Limited as of and for the fiscal years ended June 30, 2023, 2022 and 2021, appearing in Annex B to the Definitive Proxy Statement on Schedule 14A of Newmont Corporation, filed with the United States Securities and Exchange Commission on September 5, 2023, and which is incorporated by reference in the Registration Statement (Form S-4) and related Prospectus of Newmont Corporation, Newcrest Finance Pty Limited and Newmont USA Limited for the registration of:

•	$927,754,000 aggregate principal amount of 5.30% Notes due 2026 and related guarantee,

•	$623,340,000 aggregate principal amount of 3.25% Notes due 2030 and related guarantee,

•	$1,000,000,000 aggregate principal amount of 5.35% Notes due 2034 and related guarantee

•	$459,939,000 aggregate principal amount of 5.75% Notes due 2041 and related guarantee, and

•	$486,128,000 aggregate principal amount of 4.20% Notes due 2050 and related guarantee.

/s/ Ernst & Young
Melbourne, Australia July 26, 2024